Exhibit 10.15

AGREEMENT OF PURCHASE AND SALE

of THE P. D. C. BALL LIMITED PARTNERSHIP

MINERAL & ROYALTY ESTATE

            This Agreement for the Purchase and Sale of the Mineral and Royalty Estate of THE P. D. C. BALL LIMITED PARTNERSHIP, a Texas Limited Partnership (hereinafter referred to as the "Property") to be acquired by the undersigned "Seller" is made as of March 29th, 2006 (hereinafter called the "Effective Date"), by and between ROBOCO ENERGY, INC., a Texas corporation, acting by and through its duly authorized officer undersigned (hereinafter referred to as "Seller"), whose address is 5110 Anderson County Road 2206, Palestine, Anderson County, Texas 75801, and WENTWORTH ENERGY, INC., an Oklahoma corporation (hereinafter referred to as "Buyer") whose address is 115 West 7th Street, #1415, Fort Worth, Tarrant County, Texas 76102.

            1.         Purchase and Sale.  Seller agrees to sell, assign and convey and Buyer agrees to purchase ninety (90.00%) percent of The P. D. C. Ball Limited Partnership's right, title and interest in and to the lands, minerals, royalties and leases pertaining to the oil, gas and liquid hydrocarbons it owns as set forth in Exhibit "A" which is attached hereto and made a part hereof for all pertinent purposes, the same as if set forth at length herein, subject to all reservations, exclusions, limitations and other matters affecting Seller's mineral and royalty interests in and to the lands and leases described in Exhibit "A" herein and further subject to the reservations and exclusions set forth Section 4.7, below.  The P. D. C. Ball Limited Partnership retained all coal and lignite rights and none shall be conveyed.

            2.         Price.  The purchase price for the Property (hereinafter referred to as the "Purchase Price") shall be the sum of $17,660,000.00 U. S. funds, at closing.  The form of the payment shall be in 'good funds' as defined by the Commissioner of Insurance for the State of Texas.  A cashier's check drawn on an institution insured by the F.D.I.C. of the United States of America shall be acceptable, or wire transfer from an institution  insured by the F.D.I.C. of the United States of America shall be acceptable.

            3.         Closing.

3.1.      Date.  The Closing shall be on or before June 30, 2006 in Forth Worth, Texas (or such other location within the United States as mutually designated by the Buyer and Seller) or before said date as mutually agreed to by the Seller and the Buyer

3.2.      Apportionment of Costs.  Each party hereto shall bear its own costs and expenses associated with the transactions contemplated hereby, including attorneys' and agents' fees.  Buyer shall bear all costs related to geophysical evaluation and all other matters of its due diligence, including, but not limited to landman's fees, attorneys' fees, appraisal fees, as well as lenders' fees.

3.3.      Prorations.  Ad valorem property taxes shall be pro-rated to the date of Closing.  Seller shall pay all unpaid ad valorem property taxes which are due on the closing date.

3.4.      Effective Date.  The effective time of this purchase shall be at 7:00 o'clock a.m. on the 1st day of July, 2006.  Seller shall be entitled to all royalties in the pipe accruing to Seller's  account until that time.

3.5.      Earnest Money.  Upon the execution of this Agreement of Purchase and Sale, Buyer shall deposit with Jackson Hanks, Attorney-at-Law, as Escrow Agent, the sum of $150,000.00 as non-refundable  Earnest Money.  The Earnest Money shall be applied to the purchase price at closing.  It is understood, acknowledged and agreed that the Earnest Money shall be used by the Seller as Earnest Money for its acquisition of The P. D. C. Ball Limited Partnership mineral estate in Anderson, Freestone and Jones Counties, Texas.  In the event Buyer's due diligence determines that Seller has twenty-five (25.00%) percent fewer net mineral acres than set forth in Exhibit "A", Buyer has the right to terminate this Agreement and request its Earnest Money be refunded.

3.6       Escrow.  The Earnest Money Deposit is deposited with the Escrow Agent with the understanding that the Escrow Agent is not (a) a party to this contract and does not have any liability for the performance or nonperformance of any party to this contract or (b) liable for interest on the Earnest Money Deposit. The Escrow Agent shall comply with applicable rules of the Texas Department of Insurance and deposit the Earnest Money with an insured financial institution upon its receipt.  On or before June 30, 2006 at 5:00 o'clock p.m the Escrow Agent shall either apply the Earnest Money toward Buyer's purchase price at closing or forward the Earnest Money to Seller in the event the Buyer fails to close before said time, (due to no fault of the Seller.) In the event both parties make written demand for the Earnest Money Deposit, the Escrow Agent may require the payment of unpaid expenses incurred on behalf of the parties and a written release of all liability of the Escrow Agent from all parties.  If one party makes written demand for the Earnest Money Deposit, the Escrow Agent shall give notice of the demand by providing to the other party a copy of the demand.  If the Escrow Agent does not receive written objection to the demand by providing to the other party within thirty (30) days after notice to the other party, the Escrow Agent may disburse the Earnest Money Deposit to the party making demand reduced by the amount of unpaid expenses incurred on behalf of the party receiving the Earnest Money Deposit and the Escrow Agent may pay the same to the creditors.  If the Escrow Agent complies with the provisions of this paragraph, each party hereto releases the Escrow Agent from all adverse claims related to the disbursal of the Earnest Money Deposit.  The Escrow Agent's notice to the other party will be effective when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the other party at such party's address shown below.  Notice of objection to the demand will be deemed effective upon receipt by the Escrow Agent.  In the event of a disagreement between Seller and Buyer over entitlement to the Earnest Money, the Escrow Agent shall interplead the sum into the registry of the District Court in Anderson County, Texas.

            4.         Title and Inspections.

4.1.      File Inspection.  Upon reasonable notice to Seller, Buyer may inspect all of Seller's files related to land titles and leases as such files may be maintained in the office of Jackson Hanks, P.C. located at 601 East Lacy Street, Palestine, Anderson County, Texas.

4.2.      Quality of Title.  Seller shall deliver to Buyer at Closing, such right, title and interest it has in the "Property" (including undivided interests in numerous tracts) free of all liens, charges and encumbrances except taxes constituting a lien but not yet due and payable.

4.3.      Title Examination.  Buyer shall satisfy itself prior to closing, as to the title Seller has in all tracts described in Exhibit "A".  Seller will convey without warranty of title, all its right, title and interest in and to the tracts described in Exhibit "A" attached hereto.  Seller shall warrant at closing that it is not a defendant in any pending litigation.  Seller owns no interest in the surface estate of any tracts of land described in Exhibit "A" attached hereto.  Seller makes no warranty or representation as to the gross or net number of mineral acres owned by it.

4.4       Title Defect Notices.  In the event Buyer discovers defects in Seller's title, the Buyer shall notify the Seller in writing.  Thereafter, Seller shall have until the closing date to cure any defect in title, at Seller's sole cost and expense.  All title defects not discovered or brought to Seller's attention prior to June 1st, 2006 at 5:00 o'clock p.m. shall be deemed waived by the Buyer.

4.5       Files and Records.  Within thirty (30) days after the Closing and at the Buyer's expense, Seller shall furnish to the Buyer all records relating to its title as may be in its possession or in the possession of the Seller's counsel.

4.6       Buyer's Due Diligence.  The Buyer shall and does rely on its independent evaluation of the Property and all its constituent elements, including hydrocarbon reserve analysis, production history, well data, lease analysis, quantity of acreage and the like.  The Buyer is charged with knowledge obtainable from county land records as well as state, federal and regulatory agency records which pertain to the Property or any part thereof, including producing wells.   The Seller does not warrant or represent to the Buyer any of the following: 1.)  the accuracy or completeness of files, contracts, any other information relating to the Property (including their constituent tracts),  2.) the quantity of acreage, 3.) the quantity of production nor, 4.) the quality and/or amount of reserves, if any, 5.) the ability of the "Property to produce hydrocarbons from the Property, nor 6.) any other material matter.

            4.7       Reservations by Seller.  During the term of this Agreement the Seller shall be permitted to consummate the following without penalty or deduction from the purchase price set forth above, to-wit:

                        A.  The P. D. C. Ball Limited Partnership shall be permitted to consummate any Oil, Gas and Mineral Lease upon such terms as it deems in its best interest.  During the term of this Agreement,  The P. D. C. Ball Limited Partnership granted to Seller the right of first refusal to acquire such lease or leases on the same or better terms.  Out of the lease bonus' received (if any), the P. D. C. Ball Limited Partnership shall apply to the purchase price two-thirds (66.667%) percent of any bonus received from this date until its contract with Seller closes or terminates as therein provided; and

                        B.  From and after the date of closing, a three (3.00%) percent overriding royalty interest shall be reserved by the Seller as to all production obtained from all wells drilled by Wentworth Energy, Inc.'s - East Texas Division (or other similar name) as well as in wells drilled for, or in which Wentworth Energy, Inc.'s East Texas Division (or other similar name) participates, whether by farmout, farm-in, lease, assignment or otherwise.

5.                     Warranties.

5.1.      Seller's Warranties.  Seller represents and warrants to, and agrees with, the Buyer as follows:

5.1.1.  Organization.  The Seller is a Texas corporation, validly existing and with full power and authority to own its property and to conduct its business.

5.1.2.   Litigation and Claims.  There are no actions, suits, claims, investigations or legal, governmental, administrative or arbitration proceedings pending or threatened against the Seller, nor to Seller's knowledge, any basis for any such claims.

5.1.3.   Material Changes.  Since 01-01-2006, there have been no material adverse changes in the interest Seller owns in the land and leases set forth on Exhibit "A" attached hereto and that until the Closing, the Seller's ownership in such lands and leases shall be conducted in the usual, regular and ordinary manner in all material respects.

 5.1.4.  Authority.  Seller has full power and authority to act in this transaction and has taken all requisite actions, to authorize it to carry on its business as presently conducted, and has taken or will take all such actions to authorize it to enter into this Contract and to perform its obligations hereunder.

5.1.5.   Contracts.  To the best of Seller's knowledge, there are no contracts, agreements or obligations which in any way bind the Seller, relating to the Property, except outstanding Oil, Gas and Mineral Leases, regarding the properties described in Exhibit "A" as set forth hereunder.

5.1.6.   Litigation and Claims.  There are no actions, suits, claims, investigations or legal, governmental, administrative or arbitration proceedings pending or threatened against the Seller, nor to Seller's knowledge, any basis for any such claims, which would substantially interfere with or impede Seller's ability to perform as herein contemplated.

5.2.      Buyer's Warranties.  Buyer represents and warrants that:

5.2.1.   Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, with full corporate power and authority to own its property and to conduct its business.

5.2.2.   Authority.  Buyer's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate actions.  A secretarial certificate shall be prepared and submitted at closing, providing satisfactory evidence of the necessary resolutions of the Buyer to approve the execution of this Purchase and Sale Agreement as well as all requisite closing and funding documents.

5.2.3.  Sophistication of the Buyer.  Buyer is experienced and knowledgeable in the oil and gas business and is aware of its risks.  The Buyer shall be afforded the opportunity to examine all relevant records of the Seller prior to closing.  The Buyers acknowledges and agrees that neither the Seller nor any of its representatives or agents made representations or warranties, express or implied, written or oral, on behalf of Seller, except as stated in this Agreement.  In entering into this Agreement, the Buyer acknowledges and affirms it has and will rely exclusively upon its judgment, independent evaluation, analysis and investigations with respect to the business, economic, legal, tax and other consequences of the transaction contemplated by this Agreement.

5.2.4.   Litigation and Claims.  There are no actions, suits, claims, investigations or legal, governmental, administrative or arbitration proceedings pending or threatened against the Buyer, nor to Buyer's knowledge, any basis for any such claims, which would substantially interfere with Buyer's ability to perform and close as herein contemplated.

5.3  Representations and Warranties.  The representations and warranties of the Seller and the Buyer contained in this Agreement shall be true and accurate as of the Closing Date.

6.  The Closing.

6.1.1   Seller's Obligations at Closing.  Seller shall deliver to Buyer a Mineral Deed (without Warranty) and an Assignment bearing the effective date and time as set forth herein.  The Mineral Deed and Assignment shall apply to the Property set forth and described in Exhibit "A" which is attached hereto for all pertinent purposes the same as if set forth at length herein.  Such conveyance shall be subject to any and all existing Oil, Gas and Mineral Leases affecting the subject Property, as well as any Oil, Gas and Mineral Leases executed by The P. D. C. Ball Limited Partnership during the term of this Purchase and Sale Agreement, as herein provided. The Seller shall notify all operators of the oil and gas leases which produce royalty income of the change in ownership.

6.1.2.  Opinion of Seller's Counsel.  Contemporaneously with execution of this Agreement, Seller's counsel shall deliver an opinion letter certifying the Seller has legal authority to execute the Purchase and Sale Agreement as well as all reasonably necessary closing documents, including the Deed and Assignment.

6.1.3.  Seller's Further Assurances.  After the closing, the Seller shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and transfer as may be reasonably requested by the Buyer or any operator.

6.2.1.  Buyer's Obligations at Closing.  Buyer shall deliver to Seller the total purchase price in U. S. funds, without deduction, by wire transfer or cashier's check drawn on a United States Bank insured by the F.D.I.C.  It shall be the Buyer's obligation to obtain and execute Transfer Division Orders from all operators of wells from which the Seller receives royalty income.

6.2.2.  Buyer's Board Resolution.  Contemporaneously with the execution of this Agreement, Buyer shall furnish to Seller a copy of its Board Resolution together with its Secretarial Certificate evidencing Buyer's corporate authority to enter into this Agreement as well as its authority to purchase the oil, gas and mineral estate of The P. D. C. Ball Limited Partnership through Roboco Energy, Inc., on terms as herein set forth.

6.2.3.  Recording of Assignments and Deeds.  The Buyer shall be responsible for recording the Assignments and Deeds in the Official Public Records of Real Property in Anderson, Freestone and Jones County, Texas (respectively.)  The Buyer shall furnish a copy of the recorded Deeds and Assignments to Seller (at no charge to the Seller) once the recorded documents are returned from the respective county clerk's offices.

6.2.4.   Secretarial Certificate.  The Buyer shall provide a Secretarial Certificate to the closing agent which evidences the approval of the Buyer's Directors and Shareholders, as the case may be, of the terms, conditions and provisions of this Agreement as well as approving and granting authority to its corporate officers to execute the requisite and necessary closing documents and authorizing the funding of the purchase as contemplated herein.

7.   Stock Commission to be Paid at Closing.   At closing, the Buyer shall issue one million five hundred thousand (1,5000,000) shares of its common stock to Roboco Energy, Inc., without additional restrictions, except as set forth in the securities laws of the United States of America pertaining to publicly traded companies.

            8.  Termination/Default.

8.1 Seller's Termination.  Seller shall not terminate this Agreement during the pendency of this Agreement unless one of the following occurs: Buyer makes an assignment for the benefit of creditors; the filing by or against Buyer of a petition to have Buyer adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Buyer's assets; or the attachment, execution or other judicial seizure of substantially all of Buyer's assets without Buyer's prior written consent; the trading of Buyer's stock being halted by order of the Securities and Exchange Commission due to alleged trading irregularities, corruption or other malfeasance by Buyer. The Seller shall have no further duty with regard to this Agreement in the event Seller terminates this Agreement due to the occurrence of any one of the preceding events.  Should such occur, Seller is entitled to receive the earnest money, without demand.

8.2  Buyer's Termination.  In the event the Buyer terminates this Agreement, for any reason, prior to the Closing, the Seller shall retain the earnest money, without deduction.

8.3. Seller's Default.  In the event the Seller fails to complete the sale contemplated herein, the Seller shall refund the Earnest Money to the Buyer within ten (10) days of such failure.

            8.4. Buyer's Default.  In the event the Buyer fails to complete the purchase contemplated herein, the Seller shall retain the Earnest Money.

            9.  Confidentiality.  The Seller and the Buyer shall hold the terms and conditions of this Agreement as strictly confidential.  The Seller shall not disclose any information regarding this Agreement except on a need-to-know basis to the Seller's shareholders and to the Seller's certified public accountants and legal counsel.  The Buyer shall not disclose any information regarding this Agreement except as is necessary to comply with applicable United States of America securities laws, including the Securities Act of 1933.  Either party may provide its consent, in writing, to the further disclosure of any of the terms and provisions set forth herein.

            10.  Indemnities.

10.1 Seller's Indemnity:  Seller hereby holds Buyer harmless and does hereby indemnify Buyer from and against any and all claims for commissions, finder's fees or other compensation, which may be due any broker, agent or finder not set forth herein.  Such indemnification includes attorney's fees, court costs and all associated costs of litigation.

10.2 Buyer's Indemnity: Buyer hereby holds Seller harmless and does hereby indemnify Seller from and against any and all claims for commissions, finder's fees or other compensation, which may be due any broker, agent or finder not set forth herein.  Such indemnification includes attorney's fees, court costs and all associated costs of litigation.

            11.  Contingent Contract.  This contract is made contingent upon the successful funding of its contractual obligations with Barnico Drilling, Inc. as well as with George Barnes and Mike Studdard, all as set forth in deal points numbered First, Third "A", Third "B" and Fourth a copy of which are attached hereto as Exhibit "B" and are made a part hereof the same as if set forth at length herein for all pertinent purposes.

                        12.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and assigns.

            13.       Entire Agreement.  This Agreement contains the entire agreement between Buyer and Seller and supersedes all prior agreements, if any.  No additions or modifications of any term or provision shall be effective unless set forth in writing, signed by both Buyer and Seller.

            14.       Time of Essence.  Time is of the essence of each and every term, condition, obligation and provision hereof.

            15.       Attorney Fees.  In the event of any actions, suit or other proceedings to enforce this Agreement, the prevailing party shall be entitled to recover from the other party all of the prevailing party's costs and expenses of suit, including but not limited to reasonable attorney's fees incurred.

            16.       Notices.  All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations required under this Agreement or by law by either party to the other shall be in writing and shall be deemed sufficiently given and served upon the other party if personally served or sent by registered or certified mail, postage prepaid to the following addresses:

                        To Seller:          ROBOCO ENERGY, INC.

                                                c/o Mr. George Barnes

                                                5110 Anderson County Road 226

                                                Palestine, Texas 75803

                        With copy to:    Jackson Hanks, P.C.

                                                Attn: Jackson Hanks

                                                Post Office Box 2458

                                                Palestine, Texas 75802

                                                Telephone: (903) 729-0158

                                                Facsimile:  (903) 731-4572

                                                Email: jackson@jacksonhankspc.com

                        To Buyer:         WENTWORTH ENERGY, INC.

                                                c/o Mr. John Punzo, CEO

                                                115 West 7th Street, Suite #1415

                                                Forth Worth, Texas 76012

                        With copy to:    Dieterich and Associates

                                                11300 West Olympic, Suite #800

                                                Los Angeles, California 90064

                                                Telephone: (310-312-6888)

            The parties may designate any other address(es) for the service of notice by furnishing same in accordance with this paragraph.

            17.       Invalid Provisions.  If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, unenforceable or illegal in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been set forth.

            18.       Further Assurances.  Each party agrees to execute such other and further instructions as may be necessary or proper in order to consummate the transaction contemplated by this Agreement.

            19.       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

            20.       Venue.  The venue of any action brought by either party in regard to this Agreement or arising out of the terms and conditions set forth herein shall be exclusively held in either Anderson or Freestone County, Texas for state court actions.  In the event federal court actions are initiated, venue shall lie in Smith County or McLennan County, Texas or to the federal court closest to Anderson County and Freestone County, Texas; respectively.

            21.       Acceptance.  If this Agreement is not executed by Buyer and Seller, in multiple originals, on or before 6:00 p.m. CDT, effective on March 31st, 2006, this Agreement shall be null and void and neither party shall have any further obligations hereunder.  In such event, Buyer's earnest money shall be refunded to it.

            22.       Effectiveness.  This Agreement shall become effective when executed by Seller and Buyer and original executed copies of this Agreement are exchanged by the parties.

            23.  No Partnership Created.  It is not the purpose or intention of this Agreement to create (nor shall it be construed as creating) a joint venture, partnership or any kind or type of association and the parties hereto are not authorized to act as agent or principal for each other with respect to any matter related hereto.

            24. Counterparts.  This Agreement may be executed in multiple counterparts, and each counterpart shall be considered as if it were an original.  The parties agree that execution of this Agreement by a party and the delivery of such party's signature by facsimile transmission to the other party shall be fully effective as the original signature of such party, and the other party may fully rely on the received facsimile signature of the signing party to the fullest extent as if it were the original copy thereof.  Each signing party covenants and agrees to promptly deliver to the other party an original counterpart copy of such signing party's signature following transmission thereof by facsimile.

[the remainder of this page is left blank intentionally]

            Dated as of March 29th, 2006.

SELLER:                                                                    BUYER:

ROBOCO ENERGY,  INC.                          WENTWORTH ENERGY, INC.

By:                                                       By:

       Mike Studdard,                                       John Punzo,

       Its Vice-President                                      Its Chief Executive Officer

RECEIPT OF EARNEST MONEY

The undersigned, as Escrow Agent, hereby acknowledges the receipt of the sum of $150,000.00 in the form of a check from the Buyer on this _______ day of March, 2006.

                                                                                                ______________________________

                                                                                                Jackson Hanks,

                                                                                                Escrow Agent

EXHIBIT "A"

ANDERSON COUNTY, TEXAS LANDS

1.         An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 121.96 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to Vonzo Chafin in instrument dated 10-28-1938 of record in Volume 291 at Page 95, Deed Records of Anderson County, Texas.

2.         An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 150.48 acre tract of land located on the J. I. Aguilera Eleven League Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to Vonzo Chafin in instrument dated 04-01-1943 of record in Volume 325 at Page 428, Deed Records of Anderson County, Texas.

3.         An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 81.16 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to J. L. Parkman in instrument dated 08-04-1943 of record in Volume 328 at Page 519, Deed Records of Anderson County, Texas.

4.         An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 63.3 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to S. B. Odom in instrument dated 01-15-1941 of record in Volume 307 at Page 184, Deed Records of Anderson County, Texas.

5.         An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 198.15 acres of land consisting of a 113.6 acre tract of land and an 84.55 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to H. S. Gilliam in instrument dated 05-08-1940 of record in Volume 299 at Page 216, Deed Records of Anderson County, Texas.

6.         An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 56.89 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to A. F. Via in instrument dated 05-08-1940 of record in Volume 299 at Page 161, Deed Records of Anderson County, Texas.

EXHIBIT "A" cont'd

ANDERSON COUNTY, TEXAS LANDS

7.         An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 45.61 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to A. F. Via in instrument dated 02-10-1936 of record in Volume 265 at Page 564, Deed Records of Anderson County, Texas.

8.         All of oil, gas and other minerals in and under the Southeast 1/2 of a  114.60 acre tract of land being the located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to O. S. Pool, et ux in instrument dated 09-08-1947 of record in Volume 387 at Page 289, Deed Records of Anderson County, Texas.

9.         An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 28.89 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to M. O. Sparks in instrument dated 04-07-1948 of record in Volume 396 at Page 8, Deed Records of Anderson County, Texas.

10.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 425.93 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to Charles C. Lunsford in instrument dated 12-01-1943 of record in Volume 332 at Page 183, Deed Records of Anderson County, Texas.

11.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 119.97 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to Jack C. Dauphin in instrument dated 04-01-1943 of record in Volume 325 at Page 431, Deed Records of Anderson County, Texas.

12.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 260 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to Rufus E. Thompson, et al in instrument dated 09-15-1938 of record in Volume 289 at Page 392, Deed Records of Anderson County, Texas.

13.       All of the oil, gas and other minerals in and under a 2, 246.31 acre tract of land located on the M. Rionda Grant, A-58, in Anderson County, Texas described in an Oil, Gas and Mineral Lease executed by William R. Cady, et al to Exxon Corporation dated 12-15-1980 of record in Volume 938 at Page 267, Deed Records of Anderson County, Texas.

EXHIBIT "A" cont'd

ANDERSON COUNTY, TEXAS LANDS

14.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 93.43 acre tract of land located on the M. R. Palacios Survey, A-50, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to Bennie Brown in instrument dated 11-27-1944 of record in Volume 345 at Page 364, Deed Records of Anderson County, Texas.

15.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 12.54 and a 20.2 acre tract of land located on the M. Rionda Grant, A-58, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to Nettrice B. Davis, et ux in instrument dated 11-03-1943 of record in Volume 331 at Page 461, Deed Records of Anderson County, Texas.

16.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 585.10 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed on behalf of the P. D. C. Ball Estate to J. C. Huffman, et al in instrument dated 01-06-1941 of record in Volume 307 at Page 189, Deed Records of Anderson County, Texas.

17.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 243.7 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to E. H. Shelton in instrument dated 05-26-1936 of record in Volume 271 at Page 348, Deed Records of Anderson County, Texas.

18.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 110.22 acre tract of land located on the M. Rionda Grant, A-58, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to Frank E. Avant in instrument dated 01-17-1944 of record in Volume 332 at Page 279, Deed Records of Anderson County, Texas.

19.       An undivided 1/2 interest in an to the oil, gas and other minerals in and under a 560.72 acre tract of land located on the J. N. Acosta Survey, A-1, in Anderson County, Texas conveyed by the P. D. C. Ball Estate to H. A. Gee and L. L. Crist in instrument dated 11-25-1946 of record in Volume 375 at Page 285, Deed Records of Anderson County, Texas.

20.       An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 698.4 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas described by metes and bounds description prepared by W. B. Chambers to Ex Parte dated 06-04-1965 of record in Volume 701 at Page 529,

EXHIBIT "A" cont'd

ANDERSON COUNTY, TEXAS LANDS

            Deed Records of Anderson County, Texas and being a part of an 1,815.19 acre tract described in a Mineral Deed from William R. Cady, et al to O. P. Leonard, et al dated 06-11-1965 of record in Volume 702 at Page 159, Deed Records of Anderson County, Texas.

21.       An undivided 1/2 interest in and to the oil, gas and other minerals in and under that   1,116.79 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas described in an Oil, Gas and Mineral Lease from William R. Cady, et al to Texas Oil & Gas Corporation dated 08-29-1981 of record in Volume 944 at Page 860, Deed Records of Anderson County, Texas.

22.       An undivided 3/4 interest in and to the oil, gas and other minerals in and under a 715.7 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas described in an Oil, Gas and Mineral Lease executed by William R. Cady, et al to Weaver Oil & Gas Corporation dated 02-04-1980 of record in Volume 912 at Page 185, Deed Records of Anderson County, Texas.

23.       An undivided 3/4 interest in and to the oil, gas and other minerals in and under a   912 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas described in an Oil, Gas and Mineral Lease executed by William R. Cady, et al to Weaver Oil & Gas Corporation dated 11-15-1978 of record in Volume 893 at Page 625, Deed Records of Anderson County, Texas.

24.       An undivided 3/4 interest in and to the oil, gas and other minerals in and under a  200.15 acre tract of land being part of an 840.15 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas described in an Oil, Gas and Mineral Lease executed by William R. Cady, et al to Moseley Petroleum  Corporation dated 02-26-1980 of record in Volume 912 at Page 235, Deed Records of Anderson County, Texas.

25.       An undivided 3/4 interest in and to the oil, gas and other minerals in and under a  640 acre tract of land being part of an 840.15 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas described in an Oil, Gas and Mineral Lease executed by William R. Cady, et al to Moseley Petroleum  Corporation dated 02-26-1980 of record in Volume 912 at Page 235, Deed Records of Anderson County, Texas.

26.       An undivided 1/2 interest in and to the oil, gas and other minerals in and under a  193.823 acre tract of land being part of a 698.4 acre tract of land located on the J. I. Aguilera Grant, A-5, in Anderson County, Texas described in an Oil, Gas and

EXHIBIT "A" cont'd

ANDERSON COUNTY, TEXAS LANDS

            Mineral Lease executed by William R. Cady, et al to Valero Producing Company dated 12-21-1983 of record in Volume 1017 at Page 21, Land Records of Anderson County, Texas.

EXHIBIT "A" cont'd.

FREESTONE COUNTY, TEXAS LANDS

1-27.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 102.22 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Quincy Henry, et ux in instrument dated 12-18-1943 of record in Volume 173 at Page 287, Deed Records of Freestone County, Texas.

2-28.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 134.83 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Eli Vernon in instrument dated 12-18-1943 of record in Volume 176 at Page 500, Deed Records of Freestone County, Texas.

3-29.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 146.94 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to C. C. Servance in instrument dated 01-27-1945 of record in Volume 175 at Page 373, Deed Records of Freestone County, Texas.

4-30.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 115.46 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Daniel C. Hutcherson in instrument dated 01-23-1946 of record in Volume 182 at Page 515, Deed Records of Freestone County, Texas.

5-31.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 107.63 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Charlie Vernon in instrument dated 12-30-1946 of record in Volume 193 at Page 105, Deed Records of Freestone County, Texas.

6-32.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 110 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Willis McDonald in instrument dated 11-01-1947 of record in Volume 198 at Page 201, Deed Records of Freestone County, Texas.

EXHIBIT "A" cont'd.

FREESTONE COUNTY, TEXAS LANDS

7-33.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 191.67 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Dan Tippen in instrument dated 11-25-1946 of record in Volume 190 at Page 622, Deed Records of Freestone County, Texas.

8-34.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 51.54 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to J. A. DeFrance in instrument dated 12-18-1943 of record in Volume 167 at Page 44, Deed Records of Freestone County, Texas.

9-35.    All oil, gas, coal, lignite and other minerals in and under a 455.73 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas being part of Tract 2 containing 1,165.65 acres conveyed by Mercantile Trust Company, et al to TEXLAN, INC. in instrument dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas.

10-36.  All oil, gas, coal, lignite and other minerals in and under a 113.95 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas being part of Tract 2 containing 1,165.65 acres conveyed by Mercantile Trust Company, et al to TEXLAN, INC. in instrument dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas.

11-37.  All oil, gas, coal, lignite and other minerals in and under a 564.50 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas being part of the lands conveyed by Mercantile Trust Company, et al to TEXLAN, INC. in instrument dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas.  Said premises was subsequently conveyed to H. J. Harding in instrument dated 12-29-1953 of record in Volume 279 at Page 54, Deed Records of Freestone County, Texas.

12-38.  An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 579.38 acre tract of land located on the J. Y. Aguilera Grant, A-2, in

            Freestone County, Texas conveyed by the P. D. C. Ball Estate to Billye Fay Tyus in instrument dated 11-27-1944 of record in Volume 174 at Page 538,

            Deed Records of Freestone County, Texas.

EXHIBIT "A" cont'd.

FREESTONE COUNTY, TEXAS LANDS

13-39.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 214.27 acre tract of land located on the J. Y. Aguilera Grant, A-2, in

              Freestone County, Texas conveyed by the P. D. C. Ball Estate to W. A. Tyus in instrument dated 07-10-1940 of record in Volume 158 at Page 571,

              Deed Records of Freestone County, Texas.

14-40.    An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 75.90 acre tract of land located on the J. Y. Aguilera Grant, A-2, in

              Freestone County, Texas conveyed by the P. D. C. Ball Estate to J. R. DeFrance in instrument dated 10-26-1942 of record in Volume 167 at Page 48,

              Deed Records of Freestone County, Texas.

15-41.  An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 79.50 acre tract of land located on the J. Y. Aguilera Grant, A-2, in

             Freestone County, Texas conveyed by the P. D. C. Ball Estate to Roy De France in instrument dated 10-26-1942 of record in Volume 167 at Page 46, Deed Records of Freestone County, Texas.

16-42.  An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 36 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Judge Love, et ux in instrument dated 07-10-1940 of record in Volume 159 at Page 62, Deed Records of Freestone County, Texas.

17-43.  An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 121 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Rankin Gilpin in instrument dated 05-19-1942 of record in Volume 164 at Page 288, Deed Records of Freestone County, Texas.

18-44.  An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 40.57 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Alex Marshall in instrument dated 01-20-1943 of record in Volume 166 at Page 267, Deed Records of Freestone County, Texas.

EXHIBIT "A" cont'd.

FREESTONE COUNTY, TEXAS LANDS

19-45.  All the oil, gas, coal, lignite and other minerals in and under a 649.796 acre tract of land located on the J. Y. Aguilera Grant, A-2, (308.936 acres) and on the M. Rionda Grant, A-25 (340.86 acres) in Freestone County, Texas conveyed by the P. D. C. Ball Estate to W. L. Tyus, et ux in instrument dated 11-27-1944 of record in Volume 174 at Page 538, Deed Records of Freestone County, Texas.

20-46.  All the oil, gas, coal, lignite and other minerals in and under a 3,040.27 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas , being described as Sixth Tract described in deed from Mercantile Trust Company, et al to TEXLAN, Inc. dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas and being the same land described as Second Tract in an Oil, Gas and Mineral Lease executed by Frank E. Nulsen, et al to Eugene T. Etter dated 06-25-1957 of record in Volume 277 at Page 411, Deed Records of Freestone County, Texas.  Out of this tract 323.0 acres is a part of the EXXON - BARNEY L. CROUCH GAS UNIT #1; said 323.0 acres being described in a certain 694.23 acre Unit Designation dated 02-27-1984 executed by Exxon Corporation of record in Volume 659 at Page 805, Deed Records of Freestone County, Texas.  (Tract 3 in the Bartlett Lease 09-15-1999).Devon Louisiana Corporation - current unit operator

21-47.  All the oil, gas, coal, lignite and other minerals in and under a 1,251.895 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas described in an Oil, Gas and Mineral Lease executed by William R. Cady, et al to C. M. Pope, Jr., dated 06-12-1980 of record in Volume564 at Page 191, Deed Records of Freestone County, Texas; said lease being subsequently assigned to Exxon Corporation and 1/2 of the oil, gas and other minerals in a 880.61 acre tract was described as Tract 5 in the Bartlett Lease 09-15-1999) said tract being described in deed from  William R. Cady, et al to W. J. Tate in instrument dated 05-12-1948 of record in Volume 200 at Page 124, Deed Records of Freestone County, Texas.  Out of the total acreage 640 acres is included in the Indian Creek No. 2 Gas Unit described in a Unit Designation executed by SW Operating, Inc. dated 09-23-1985 of record in Volume 704 at Page 778, Deed Records of Freestone County, Texas. Plains Exploration and Production Company - current unit operator

EXHIBIT "A" cont'd

FREESTONE COUNTY LANDS

22-48.  All of the oil, gas, coal, lignite and other minerals in and under a 1,225.9 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas being 225.9 acres described as Third Tract in deed from Mercantile Trust Company, et al to TEXLAN, Inc. dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas and 1,000 acres of land, a part of the 3,007.35 acre tract of land described as Eighth Tract in deed from Mercantile Trust Company, et al to TEXLAN, Inc. dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas and being the same tract of land described in an Oil, Gas and Mineral Lease dated 02-25-1980 executed by William R. Cady, et al to Texas Oil and Gas Corporation of record in Volume 554 at Page 65, Deed Records of Freestone County, Texas.

23-49.  All the oil, gas, coal, lignite and other minerals in and under a 861.50 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being described as Fifth Tract described in deed from Mercantile Trust Company, et al to TEXLAN, Inc. dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas

24-50.  All the oil, gas, coal, lignite and other minerals in and under a 25 acre tract of land located on the J. Y Aguilera Grant, A-2, in Freestone County, Texas, being described in a deed from the P. D. C. Ball Estate to George L. Cooper dated 09-12-1936 of record in Volume 144 at Page 545, Deed Records of Freestone County, Texas.

25-51.  An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 222.75 acre tract of land located on the J. Y Aguilera Grant, A-2, in Freestone County, Texas, being described in a deed from the P. D. C. Ball Estate to Roy DeFrance dated 09-12-1936 of record in Volume 194 at Page 560, Deed Records of Freestone County, Texas.

26-52.  An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 38.61 acre tract of land located on the J. Rionda Grant, A-25, in Freestone County, Texas, being described in a deed from the P. D. C. Ball Estate to F. R. Hill dated 01-05-1943 of record in Volume 166 at Page 206, Deed Records of Freestone County, Texas.

27-53.  An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 130.81 acre tract of land located on the J. Y Aguilera Grant, A-2, in Freestone County, Texas, being described in a deed from the P. D. C. Ball Estate to Colbert

EXHIBIT "A" cont'd

FREESTONE COUNTY LANDS

Shed, et al dated 12-22-1944 of record in Volume 175 at Page 332, Deed Records of Freestone County, Texas.

28-54.  All the oil, gas, coal, lignite and other minerals in and under a 29.50 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being described in a deed from Mercantile Trust Company, et al to Hunter Bonner dated 10-13-1953 of record in Volume 246 at Page 261, Deed Records of Freestone County, Texas.

29-55.  All the oil, gas, coal, lignite and other minerals in and under a 525.5 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being out of the Southwest corner of the Third Tract in deed from Mercantile Trust Company, et al to TEXLAN, Inc. dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas and being further described in an Oil, Gas and Mineral Lease executed by William R. Cady, et al to Exxon Corporation dated 06-06-1981 of record in Volume 591 at Page 162, Deed Records of Freestone County, Texas.

30-56.  All the oil, gas, coal, lignite and other minerals in and under a 151.39 acre tract of land located on the W. A. Black Survey and P.D.C. Ball Survey, both being junior surveys of the M. Rionda Grant, A-25, in Freestone County, Texas, being described in an Oil, Gas and Mineral Lease from Second Tract in an Oil, Gas and Mineral Lease executed by Frank E. Nulsen, et al to Eugene T. Etter dated 06-25-1957 of record in Volume 277 at Page 411, Deed Records of Freestone County, Texas which said 151.39 acre tract is described in a Declaration of Gas Unit executed by Watburn Oil Company dated 05-11-1961 of record in Volume 301 at Page 255, Deed Records of Freestone County, Texas. The unit tract applied to the oil and gas to the base of the Sub-Clarksville Formation.

31-57.  All the oil, gas, coal, lignite and other minerals in and under a 394.32 acre tract of land located on the W. A. Black Survey, a junior survey of the M. Rionda Grant, A-25, in Freestone County, Texas, being described as part of a  405.7 acre tract of land described in a Pooling Declaration executed on behalf of WATBURN OIL COMPANY - ET AL - P. D. C. BALL ESTATE GAS UNIT NO. 1-A - LESS AND EXCEPT a 10.75 acre tract of land described in a deed from P. D. C. BALL to Humble Pipe Line Company dated 05-29-1931 of record in Volume 116 at Page 503, Deed Records of Freestone County, Texas.   The unit tract applied to the oil and gas to the base of the Sub-Clarksville Formation.

EXHIBIT "A" cont'd

FREESTONE COUNTY LANDS

32-58.  All the oil, gas, coal, lignite and other minerals in and under a 29.50 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being described in a deed from N. L. Richardson, et ux to the P. D. C. Ball Estate dated 09-11-1935 of record in Volume 141 at Page 94, Deed Records of Freestone County, Texas and being further described in deed from the Mercantile Trust Company, et al to Hunter Bonner dated 10-13-1953 of record in Volume 246 at Page 261, Deed Records of Freestone County, Texas. Leased to Reserve Management 12-28-2004; 18 month primary term.

32-58.  (A) All oil, gas, coal, lignite and all and other minerals in and under a 323 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being described as Tract D on Exhibit "B" to a Unit Designation dated 03-13-1984 executed by Exxon Corporation regarding the BARNEY L. CROUCH GAS UNIT #1 (Nan-Su Gail Field) of record in Volume 661 at Page 113, Deed Records of Freestone County, Texas.  See 20-46 above.

32-58.  (B) An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 102.75 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being described as Tract C on Exhibit "B" to a Unit Designation dated 03-13-1984 executed by Exxon Corporation regarding the BARNEY L. CROUCH GAS UNIT #1 (Nan-Su Gail Field) of record in Volume 661 at Page 113, Deed Records of Freestone County, Texas as further described in a deed from William R. Cady, et al to George Creel dated 06-23-1948 of record in Volume 201 at Page 19, Deed Records of Freestone County, Texas.

32-58.  (C) An undivided 1/2 interest in and to the oil, gas and other minerals in and under a 41.41 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being described as Tract A on Exhibit "B" to a Unit Designation dated 03-13-1984 executed by Exxon Corporation regarding the BARNEY L. CROUCH GAS UNIT #1 (Nan-Su Gail Field) of record in Volume 661 at Page 113, Deed Records of Freestone County, Texas.

33-59.  All oil, gas, coal, lignite and all and other minerals in and under a 55.65 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being described as Tract B on Exhibit "B" to a Unit Designation dated 10-13-1984 executed by Exxon Corporation regarding the WHEELOCK OIL COMPANY GAS UNIT #1 (Nan-Su Gail Field) of record in Volume 649 at Page 211, Deed Records of Freestone County, Texas, being amended in instrument dated 11-26-1984 of record in Volume 682 at Page 584, Deed Records of Freestone County, Texas.

EXHIBIT "A" cont'd

FREESTONE COUNTY LANDS

34-60.  All of the oil, gas, coal, lignite and  other minerals in and under a 640 acre tract of land located on the M. Rionda Grant, A-25, and the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being described in that certain Oil, Gas an Mineral Lease executed by William R. Cady, et al to C. M. Pope, Jr., dated 06-12-1980 of record in Volume 564 at Page 191, Deed Records of Freestone County, Texas, as subsequently assigned to Exxon Corporation, all of which premises was included in a the INDIAN CREEK GAS UNIT #1 filed by SW Operating Company in an instrument dated 04-30-1985 record in Volume 689 at Page 315, Deed Records of Freestone County, Texas.

35-61.  All of the oil, gas, coal, lignite and  other minerals in and under a 640 acre tract of land located on the M. Rionda Grant, A-25, and the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being described in that certain Oil, Gas an Mineral Lease executed by William R. Cady, et al to C. M. Pope, Jr., dated 06-12-1980 of record in Volume 564 at Page 191, Deed Records of Freestone County, Texas, as subsequently assigned to Exxon Corporation, all of which premises was included in a the INDIAN CREEK GAS UNIT #2 filed by SW Operating Company in an instrument dated 09-23-1985 of record in Volume 704 at Page 778, Deed Records of Freestone County, Texas. See 21-47 above

36-62.  All of the oil, gas, coal, lignite and  other minerals in and under a 679.86 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to Breck Operating Company, which premises is included in the BRECK OPERATING CORPORATION - PYLE - BALL #3 UNIT.

37-63.  All of the oil, gas, coal, lignite and  other minerals in and under a 284.50 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to Breck Operating Company, which premises is included in the BRECK OPERATING CORPORATION - BALL ESTATE UNIT.

38-64.  All of the oil, gas, coal, lignite and  other minerals in and under a 586.18 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in

EXHIBIT "A" cont'd

FREESTONE COUNTY LANDS

Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to Breck Operating Company, which premises is included in the BRECK OPERATING CORPORATION - BALL ESTATE #3 UNIT.

39-65.  All of the oil, gas, coal, lignite and  other minerals in and under a 585.00 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to H. B. PYLE which premises is included in the H. B. PYLE - P. D. C. BALL ESTATE UNIT.

40-66.  All of the oil, gas, coal, lignite and  other minerals in and under a 478.71 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to  H. B. PYLE which premises is included in the H. B. PYLE - BALL GAS UNIT #2.  No Unit Designation has been filed by WISENBAKER PRODUCTION COMPANY but the P.D.C. BALL ESTATE WELL NO. 1 drilled to the Woodbine Formation is producing.  Wisenbaker Petroleum Corporation  - current operator

41-67.  All of the oil, gas, coal, lignite and  other minerals in and under a 520.53 acre tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to JACK L. PHILLIPS, et al, which premises is included in the BALL ESTATE #2 UNIT.

42-68.  All of the oil, gas, coal, lignite and  other minerals in 15.24 acres of land out of a 701.754 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by Francis E. Nulsen, et al to Humble Oil & Refining Company dated 07-07-1955 of record in Volume 270 at Page 57, Deed Records of Freestone County, Texas, as subsequently assigned to JACK L. PHILLIPS and as further described in a Unit Designation for the NAN-SU GAIL GAS UNIT #1 in instrument executed by Jack L. Phillips to Ex Parte dated 09-24-1957 of record

EXHIBIT "A" cont'd

FREESTONE COUNTY LANDS

 in Volume 274 at Page 520, Deed Records of Freestone County, Texas.  Jack L. Phillips Company - current operator

43-69.  All of the oil, gas, coal, lignite and  other minerals in 115.76 acres of land out of a 695.515 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas and Mineral Lease executed by Francis E. Nulsen, et al to Humble Oil & Refining Company dated 07-07-1955 of record in Volume 259 at Page 611, Deed Records of Freestone County, Texas, as subsequently assigned to JACK L. PHILLIPS and as further described in a Unit Designation for the NAN-SU GAIL GAS UNIT #2 in instrument executed by Jack L. Phillips to Ex Parte dated 08-07-1957 of record in Volume 277 at Page 468, Deed Records of Freestone County, Texas.  Jack L. Phillips Company - current operator

44-70.  All of the oil, gas, coal, lignite and  other minerals in 73.31 acres of land out of a 667.861 acre tract of land located on J. D. Dunbar Survey, a junior survey of the M. Rionda Grant, A-25, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas and Mineral Lease executed by Francis E. Nulsen, et al to Humble Oil & Refining Company dated 07-07-1955 of record in Volume 270 at Page 57, Deed Records of Freestone County, Texas, as subsequently assigned to LOYCE PHILLIPS and as further described in a Unit Designation for the NAN-SU GAIL GAS UNIT #3 in instrument executed by Jack L. Phillips to Ex Parte dated 09-24-1957 of record in Volume 278 at Page 378, Deed Records of Freestone County, Texas.

44-71.  All of the oil, gas, coal, lignite and  other minerals in 153.25 acres of land out of a 677.572 acre tract of land located on the M. Rionda Grant, A-25, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas and Mineral Lease executed by Francis E. Nulsen, et al to Humble Oil & Refining Company dated 06-14-1957 of record in Volume 277 at Page 396, Deed Records of Freestone County, Texas, as subsequently assigned to JACK L. PHILLIPS and as further described in a Unit Designation for the NAN-SU GAIL GAS UNIT #4 in instrument executed by Jack L. Phillips to Ex Parte dated 07-03-1958 of record in Volume 283 at Page 53, Deed Records of Freestone County, Texas.  Jack L. Phillips Company - current operator

45-72.  All of the oil, gas, coal, lignite and  other minerals in 640 acres of land out of a tract of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, all of which is located in the BRECK OPERATING CORPORATION - RED LAKE GAS UNIT #1.

EXHIBIT "A" cont'd

FREESTONE COUNTY LANDS

46-73.  All of the oil, gas, coal, lignite and  other minerals in 340.53 acres of land out of a 640 acre tract of land located on the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, located in the BRECK OPERATING CORPORATION - RED LAKE GAS UNIT #3.

45-74.  (A) An undivided 1/2 of all oil, gas and other minerals in 100 acres of land designated as Tract 1 in the Terry "C" Well No. 1, located on the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in a Unit Declaration executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in instrument dated 05-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

(B) An undivided 1/2 of all oil, gas and other minerals in 107 acres of land designated as Tract 2 in the Terry "C" Well No. 1, located on the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in a Unit Declaration executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in instrument dated 05-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

(C) An undivided 1/2 of all oil, gas and other minerals in 11.1 acres of land designated as Tract 4 in the Terry "C" Well No. 1, located on the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in a Unit Declaration executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in instrument dated 05-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

(D) An undivided 1/2 of all oil, gas and other minerals in 31.47 acres of land designated as Tract 6 in the Terry "C" Well No. 1, located on the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in a Unit Declaration executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in instrument dated 05-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

(E) All the oil, gas, coal, lignite and all other minerals in 318 acres of land designated as Tract 9 in the Terry "C" Well No. 1, located on the J. Y. Aguilera

EXHIBIT "A" cont'd.

FREESTONE COUNTY, TEXAS LANDS

Survey, A-2, in Freestone County, Texas, as described in a Unit Declaration executed by TXO Production Corp. of record in Volume

649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in instrument dated 05-16-1982 of record in Volume

650 at Page 433, Deed Records of Freestone County, Texas.

EXHIBIT "A" cont'd.

JONES COUNTY, TEXAS LANDS

Being all the minerals owned by The Ball Limited Partnership in the Southwest Quarter (SW 1/4) of Section 33, Block 18, T&P RR. Co. Survey containing 160 acres of land, more or less.

EXHIBIT "B"

DEAL POINTS

FIRST:

1.  Wentworth Energy, Inc. acquires all stock of Barnico Drilling, Inc.

2.a.   The sales price is $5 million dollars (US) cash and two million five hundred thousand (2,500,000) shares of Wentworth Energy, Inc. common stock.

2 b.  The agreed stock value is worth $5 million dollars (US) on the date of the signing of the Agreement of Sale and Purchase.

2.c.  For two (2) years after the date of closing, Wentworth Energy, Inc. reserves the right to repurchase the stock for the sum of five million ($5,000,000) dollars, U.S., should Barnico agree to sell the shares at that time.

2.c.1.  Should Barnico elect to sell the shares, the agreed price is $5,000,000 (regardless of the stocks' market value) plus a 10% stock bonus of the # of shares held by Barnico under this clause.

2.c.2.  Should Barnico elect to hold its shares of Wentworth Energy common stock, Wentworth Energy, Inc. shall remit to Barnico Drilling, Inc. shareholders that number of shares necessary to bring the value of shares held by Barnico up to $5 million U. S. on the second anniversary date of the closing

3.  Barnico Drilling, Inc. shareholders are to receive a 2.00% ORRI on all new production revenue generated by Wentworth Energy Company - Drilling and Development Division (or similarly named division)

4.  George Barnes to receive a seat on the Board of Directors of Wentworth Energy, Inc. for three (3) years.

5.  "First" is contingent upon the successful simultaneous funding and closing of "Third 'A' " as well as satisfaction of the terms in "Third 'B' "and "Fourth."

EXHIBIT "B" cont'd

DEAL POINTS

THIRD "A":

1.  George Barnes is to enter into agreeable Consulting Agreement with Wentworth Energy, Inc.

2.  Three year primary term of Agreement;

3.  Salary is to be $120,000 for the first year and $180,000 for the second and third years.

4.  In the first, second and third years employee benefits are to valued and worth $27,000 annually. Other details regarding responsibilities to be as agreed with details furnished to counsel.

5.  George Barnes is to receive stock options to acquire 2 million shares of Wentworth Energy, Inc. common stock over a three year period at the price of $1.50 per share.  Stock options are exercisable immediately as they accrue (1/12 of 2 million shares become available per quarter) during the 3 year term.  Once accrued, the options do not expire until 1 month following the end of the 3 year term.

            6.  If the employment contract is terminated without 'good' cause (to be defined) the remainder of the contract will be paid out in lump sum upon termination, with remaining stock options being exercisable within 30 days thereafter.

            7. George Barnes is to be an officer of "Wentworth Energy, Inc. - Exploration and Development Division" (or other similar name as agreed) together with Mike Studdard.

            8.  George Barnes is to be a director of Wentworth Energy, Inc. for three years.

            9.  "Third A" is  contingent upon the successful simultaneous funding and closing of "First" as well as satisfaction of the terms in "Third 'B '" and "Fourth."

EXHIBIT "B" cont'd

DEAL POINTS

THIRD "B":

1.  Mike Studdard is to enter into agreeable Consulting Agreement with Wentworth Energy, Inc.

2.  Three year primary term of Agreement;

3.  Salary is to be $120,000 for the first year and $180,000 for the second and third years.

4.  In the first, second and third years employee benefits are to valued and worth $27,000 annually. Other details regarding responsibilities to be as agreed with details furnished to counsel.

5.  Mike Studdard is to receive stock options to acquire 2 million shares of Wentworth Energy, Inc. common stock over a three year period at the price of $1.50 per share.  Stock options are exercisable immediately as they accrue (1/12 of 2 million shares become available per quarter) during the 3 year term.  Once accrued, the options do not expire until 1 month following the end of the 3 year term.

6.  If the employment contract is terminated without 'good' cause (to be defined) the remainder of the contract will be paid out in lump sum upon termination, with remaining stock options being exercisable within 30 days thereafter.

7. Mike Studdard is to be an officer of "Wentworth Energy, Inc. - Exploration and Development Division" (or other similar name as agreed) together with George Barnes.

8.  Mike Studdard is to be a director of Wentworth Energy, Inc. for three years.

9.  "Third "B" is  contingent upon the successful simultaneous funding and closing of "First" as well as satisfaction of the terms in "Third 'A' " and "Fourth."

EXHIBIT "B" cont'd

DEAL POINTS

             FOURTH:

            1.  Wentworth Energy, Inc. is to form a new division called "Wentworth Energy, Inc. - East Texas Division" (or other similar name as agreed).

            2.  George Barnes and Mike Studdard are to be the officers of this Division and are responsible for lease acquisition, geologic studies as well drilling and completion activities.

            3.  "Fourth" is  contingent upon the successful simultaneous, funding and closing of "First" as well as satisfaction of terms in "Third 'A' " and "Third 'B' ".